As filed with the Securities and Exchange Commission on December 18, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SUPERNUS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-2590184 (I.R.S. Employer Identification No.)

1550 East Gude Drive, Rockville, MD (Address of principal executive offices)	20850 (Zip Code)

Amended and Restated 2012 Equity Incentive Plan

Amended and Restated 2012 Employee Stock Purchase Plan

(Full title of the plan)

Jack A. Khattar

President and Chief Executive Officer

Supernus Pharmaceuticals, Inc.

1550 East Gude Drive

Rockville, Maryland 20850

(301) 838-2500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy of all communications to:

Mark I. Gruhin, Esquire

Saul Ewing LLP

1919 Pennsylvania Avenue, N.W.
Suite 550
Washington, DC 20006-3434
(202) 342-3444

See next page for calculation of registration fee.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price		Amount of Registration Fee(5)
Amended and Restated 2012 Equity Incentive Plan - Common Stock, $0.001 par value per share.	1,500,000 shares (2)	$8.69 per share (3)	$13,035,000	(3)	$1,514.67
Amended and Restated 2012 Employee Stock Purchase Plan - Common Stock, $0.001 par value per share.	250,000 shares (4)	$8.69 per share (3)	$2,172,500	(3)	$252.44
TOTALS	1,750,000 shares		$15,207,500		$1,767.11
(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also covers such additional shares of Common Stock as may be issued by reason of a stock dividend, recapitalization, stock split, or combination or exchange of shares or similar transactions.

(2)

Represents shares of Common Stock issuable upon exercise of options that have not yet been granted as of the date of this Registration Statement under the Amended and Restated 2012 Equity Incentive Plan.

(3)

Estimated pursuant to Rule 457(c) and (h) solely for the purposes of calculating the Proposed Maximum Aggregate Offering Price and the Amount of Registration Fee based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the NASDAQ Global Market on December 12, 2014.

(4)	Covers an aggregate of 250,000 shares of the Registrant’s Common Stock that may be issued pursuant to the Registrant’s Amended and Restated 2012 Employee Stock Purchase Plan.
(5)	Represents the Proposed Maximum Aggregate Offering Price multiplied by $.0001162.

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed in order to effect the registration of (i) an additional 1,500,000 shares of Common Stock of Supernus Pharmaceuticals, Inc. (the “Registrant”) under the Registrant’s Amended and Restated 2012 Equity Incentive Plan and (ii) an additional 250,000 shares of Common Stock under the Registrant’s Amended and Restated 2012 Employee Stock Purchase Plan.

The contents of the Registration Statement on Form S-8 filed by the Registrant on May 17, 2012 (File No. 333-181479) are hereby incorporated by reference.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.   EXHIBITS.

The following is a list of exhibits filed with, or incorporated by reference into, this Registration Statement:

Exhibit Number	Description

4.1

Amended and Restated 2012 Equity Incentive Plan (previously filed as Appendix B to the Registrant’s Proxy Statement dated April 3, 2014 relating to the Registrant’s 2014 Annual Meeting of Stockholders, incorporated herein by reference).

4.2

Amended and Restated 2012 Employee Stock Purchase Plan (previously filed as Appendix C to the Registrant’s Proxy Statement dated April 3, 2014 relating to the Registrant’s 2014 Annual Meeting of Stockholders, incorporated herein by reference).

5.1	Opinion of Saul Ewing LLP.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Saul Ewing LLP (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (included on signature page of this Registration Statement).

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on December 18, 2014.

SUPERNUS PHARMACEUTICALS, INC.

By:	/s/ Jack A. Khattar
Name:	Jack A. Khattar
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby makes, constitutes and appoints Jack A. Khattar and Gregory S. Patrick, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Jack A. Khattar	President and Chief Executive Officer and Director	December 18, 2014
Jack A. Khattar	(Principal Executive Officer)

/s/ Gregory S. Patrick	Vice President, Chief Financial Officer	December 18, 2014
Gregory S. Patrick	(Principal Financial Officer and Principal Accounting Officer)

/s/ M. James Barrett, Ph.D.	Director and Chairman of the Board	December 18, 2014
M. James Barrett, Ph.D.

/s/ Frederick M. Hudson	Director	December 18, 2014
Frederick M. Hudson

/s/ Charles W. Newhall, III	Director	December 18, 2014
Charles W. Newhall, III

/s/ William A. Nuerge	Director	December 18, 2014
William A. Nuerge

/s/ John M. Siebert, Ph.D.	Director	December 18, 2014
John M. Siebert, Ph.D.

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EXHIBIT INDEX

Exhibit Number	Description

4.1

Amended and Restated 2012 Equity Incentive Plan (previously filed as Appendix B to the Registrant’s Proxy Statement dated April 3, 2014 relating to the Registrant’s 2014 Annual Meeting of Stockholders, incorporated herein by reference).

4.2

Amended and Restated 2012 Employee Stock Purchase Plan (previously filed as Appendix C to the Registrant’s Proxy Statement dated April 3, 2014 relating to the Registrant’s 2014 Annual Meeting of Stockholders, incorporated herein by reference).

5.1	Opinion of Saul Ewing LLP.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Saul Ewing LLP (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (included on signature page of this Registration Statement).

4